                                                                     EXHIBIT 11



                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                    Years Ended December 31,
                                          -----------------------------------------
                                              1996           1995           1994
                                          -----------------------------------------
Net income                                $ 2,602,000      4,260,000      1,916,000
                                          ===========      =========      =========

Weighted average number of common
     shares outstanding                     3,890,646      3,836,063      3,836,063
                                          ===========      =========      =========

Net income per share of common stock      $      0.67           1.11           0.50
                                          ===========      =========      =========





Note: Outstanding stock options are excluded from the computation as the effective dilution in earnings per share data is less than 3%.